UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2005

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code:  (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

(a)                                 Credit Agreement Amendment

As of July 29, 2005, Restoration Hardware, Inc. (the “Company”) entered into Amendment No. 6 (the “Amendment”) to the Seventh Amended and Restated Loan and Security Agreement (the “Credit Agreement”) dated as of November 26, 2002, among the Company, The Michaels Furniture Company, Inc. (a subsidiary of the Company), Fleet Retail Group, LLC, The CIT Group/Business Credit, Inc. and Wells Fargo Retail Finance, LLC.  The Amendment increases the revolving loan commitment available to the Company under the Credit Agreement from $100.0 million to $150.0 million and provides for an extension of the maturity date of the revolving loan from June 30, 2006 to June 30, 2009.  In addition, the Amendment reduces the borrowing rate on base advances and provides for incremental advances with availability determined from the application of a higher advance rate on the Company’s borrowing base.  Advances under this incremental advances would be subject to the higher borrowing rate.  To the extent that borrowings are outstanding under the incremental advance provision, the Company would be required to maintain a minimum fixed charge coverage ratio. The Amendment also eliminates the lock box arrangement except upon the occurrence of certain events, such as an event of default.  Other elements of the Credit Agreement remain materially unchanged.

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

(b)                                 Conversion of Series A Preferred Stock

The remaining holders of Series A Preferred Stock of the Company elected to convert their shares of Series A Preferred Stock into Common Stock as of July 30, 2005.  Pursuant to the Company’s Certificate of Designation of Series A and Series B Preferred Stock, each share of Series A Preferred Stock was convertible into such number of shares of common stock as determined by dividing $1,000 by the conversion price, which was $1.9889 at the time of such conversion.  As a result of the conversion, the 8,473 shares of Series A Preferred Stock outstanding on July 30, 2005 were converted into 4,260,144 shares of Common Stock.

In connection with such conversion, such holders of Series A Preferred Stock agreed to waive the information and inspection rights provided in Section 1.1 of the Amended and Restated Investor Rights Agreement dated as of March 21, 2001, by and among the Company and the investors listed on Schedule A thereto.  The Series A Preferred Stock holders include Gary Friedman, the Company’s Chairman, President and Chief Executive Officer, and Glenn Krevlin and Mark Schwartz, directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
10.1

Amendment No. 6 to the Seventh Amended and Restated Loan and Security Agreement dated as of July 29, 2005, among Restoration Hardware, Inc., The Michaels Furniture Company, Inc., Fleet Retail Group, LLC, The CIT Group/Business Credit, Inc. and Wells Fargo Retail Finance, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: August 4, 2005	By:	/s/ Patricia A. McKay
Patricia A. McKay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Amendment No. 6 to the Seventh Amended and Restated Loan and Security Agreement dated as of July 29, 2005, among Restoration Hardware, Inc., The Michaels Furniture Company, Inc., Fleet Retail Group, LLC, The CIT Group/Business Credit, Inc. and Wells Fargo Retail Finance, LLC.